Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Guide Holdings, Inc. (the “Registrant”) on Form 10-K for the period ending December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Kim McReynolds, Principal Executive Officer, President and Director, and Brenda Sundwall, Principal Financial Officer, Secretary/Treasurer and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	February 15, 2013	By:	/s/Kim McReynolds
Kim McReynolds, Principal Executive Officer, President and Director

Date:	February 15, 2013	By:	/s/Brenda Sundwall
Brenda Sundwall, Principal Financial Officer, Secretary/Treasurer and Director